UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 9, 2007

Comarco, Inc.

(Exact name of registrant as specified in its charter)

California	000-05449	95-2088894
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25541 Commercentre Drive, Lake Forest, California	92630-8870
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949)599-7400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 8, 2007 the Registrant’s Board of Directors elected Erik H. van der Kaay as Chairman, effective immediately, to replace Don M. Bailey who had advised the Board of his intention to resign as a director effective August 31, 2007. Mr. Bailey’s resignation did not involve any disagreement with the Registrant on any matter.

Additionally, Mr. Hultman has been elected to serve as Chairman of the Compensation Committee replacing Mr. van der Kaay. Mr. van der Kaay will continue to serve as Chairman of the Executive Committee, as well as a member of the Board’s Audit and Finance, Nominating and Corporate Governance, and Compensation Committees.

Mr. van der Kaay will receive no additional compensation for serving as the Chairman of the Board of Directors.

On August 8, 2007 the Board decided that Mr. van der Kaay and Mr. Jeffrey R. Hultman, the independent director members of the Executive Committee, will receive monthly compensation of $2,000 per month for serving on such committee, effective as of the formation of the Executive Committee in May 2007.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release of Comarco, Inc. dated August 9, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMARCO, INC.
(Registrant)

Date	August 9, 2007	/s/ Daniel R. Lutz
(Signature)
Daniel R. Lutz
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description
99.1	Press Release of Comarco, Inc. dated August 9, 2007